Exhibit 99.1

NEWS RELEASE

MICROCHIP CONTACTS:

J. Eric Bjornholt – CFO	(480) 792-7804

MICROCHIP TECHNOLOGY AND SUPERTEX ANNOUNCE THE

COMPLETION OF THE ACQUISITION OF SUPERTEX BY MICROCHIP

TECHNOLOGY

CHANDLER, Arizona and SUNNYVALE, California – April 1, 2014 – Microchip Technology Incorporated (NASDAQ: MCHP) (“Microchip”) and Supertex, Inc. (NASDAQ: SUPX) (“Supertex) today announced that Microchip has completed its previously announced acquisition of Supertex following approval of the transaction by Supertex shareholders at Supertex’s special meeting of shareholders held today.

Approximately 98.4 percent of the Supertex shares voted were voted in favor of the acquisition transaction, under which Supertex shareholders will receive $33.00 per share in cash. Overall, approximately 87.7% of the total outstanding Supertex shares were voted. Therefore, approximately 86.43% of the total Supertex shares were voted in favor of the acquisition transaction.

“We are very pleased to have completed our acquisition of Supertex,” said Steve Sanghi, President and CEO of Microchip. “I welcome the Supertex employees into the Microchip family and look forward to building a combined organization that will bring the capabilities of both organizations to bear in the marketplace.”

As a result of the completion of the transaction, trading in Supertex common stock on the NASDAQ will cease effective after the close of market today.

Microchip will share more information regarding the Supertex transaction during its Q4 and FY2014 financial results conference call scheduled for Tuesday, May 6, 2014.

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Microchip Technology and Supertex

Announce Completion of the

Acquisition of Supertex by Microchip

Cautionary Statement:

The statement in this release relating to building a combined organization that will bring the capabilities of both organizations to bear in the marketplace is a forward-looking statement made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This forward-looking statement is subject to a number of business, economic, legal and other risks that are inherently uncertain and difficult to predict, including, but not limited to: changes in demand or market acceptance of the products of Microchip and Supertex and the products of their customers; competitive developments; the costs and outcome of any current or future litigation involving Microchip, Supertex or the acquisition transaction; the effect of the acquisition on Microchip’s and Supertex’s existing relationships with customers and vendors and their operating results and businesses; the progress and costs of development of Microchip and Supertex products and the timing and market acceptance of those new products; Microchip’s ability to successfully integrate Supertex’s operations and employees and retain key employees; and general economic, industry or political conditions in the United States or internationally. For a detailed discussion of these and other risk factors, please refer to the SEC filings of Microchip and Supertex including those on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com), at Supertex’s website (www.supertex.com) (as applicable) or the SEC’s website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip and Supertex are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date such statements are made. Neither Microchip nor Supertex undertakes any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this April 1, 2014 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Inc. (NASDAQ: MCHP) is a leading provider of microcontroller, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at http://www.microchip.com.

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Microchip Technology and Supertex

Announce Completion of the

Acquisition of Supertex by Microchip

About Supertex:

Supertex, Inc. is a mixed-signal semiconductor manufacturer, focused on high voltage analog and mixed signal products for use in the medical, LED lighting, display, industrial and telecommunication industries. Supertex product, corporate and financial information is readily available at www.supertex.com.

Note: The Microchip name and logo are registered trademarks of Microchip Technology Inc. in the USA and other countries. Supertex is a registered trademarks of Supertex, Inc. All other trademarks mentioned herein are the property of their respective companies.

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